VENTURE LENDING & LEASING III, INC.

PLAN OF LIQUIDATION

THIS PLAN OF LIQUIDATION (the “Plan”), sets forth the terms of the liquidation and dissolution of VENTURE LENDING & LEASING III, INC., a Maryland corporation (“Venture Inc.”).

1.

The Board of Directors of Venture Inc. (the “Board of Directors”) has adopted this Plan and called a special meeting (the “Meeting”) of Venture Inc.’s sole stockholder (the “Stockholder”) to take action on the Plan.  In adopting the Plan, the Board of Directors has determined that the Plan is advisable and in the best interests of the Stockholder of Venture Inc.  If the Stockholder votes at least two-thirds of Venture Inc.’s outstanding Common Stock, par value $0.001 per share (the “Common Stock”), for the adoption of this Plan at the Meeting, at which a quorum of the holders of at least a majority of the issued and outstanding shares of the Common Stock is present, in person or by proxy, then the Plan shall constitute the adopted Plan of Venture Inc. as of the date of the Meeting, or at such later date at which the Stockholder may approve the Plan if the Meeting is adjourned, postponed, or continued to a later date (the “Adoption Date”); provided, however, that the Plan shall not be effective unless the Stockholder, at the Meeting (or at any adjournment, postponement, or continuation thereof), approves the termination of the status of Venture Inc. as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”).

2.

After the Adoption Date, Venture Inc. shall not engage in any business activity except to the extent necessary to implement this Plan, to wind-up its business and affairs, and to distribute its assets in accordance with this Plan.

3.

From and after the Adoption Date, Venture Inc. shall complete the following corporate actions:

(i)

Provide notice to its creditors and to its employees pursuant to the provisions of Section 3-404 of the Maryland General Corporation Law (“MGCL”) that the dissolution of Venture Inc. has been approved by its Stockholder.

(ii)

Transfer all of its assets to its Stockholder; provided, however, that Venture Inc. shall retain all rights associated with its licenses and registrations, including the rights associated with its status as a business development company under the 1940 Act, its status as a registrant under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its status as a finance lender under the California Finance Lenders Law (the “Lender’s Law”).  The date that Venture Inc. transfers its assets to its Stockholder shall be the “Distribution Date” for all purposes of this Plan.

(iii)

Prepare and file its Articles of Dissolution substantially in the form of Annex A hereto with the Maryland Department of Assessments and Taxation (the “Department”) pursuant to the provisions of Section 3-407 of the MGCL.

1.

The implementation of this Plan shall be supervised by the Board of Directors of Venture Inc., which shall have all right, power, and authority (i) to implement this Plan, (ii) to delegate to one or more officers of Venture Inc. the right, power, and authority to implement this Plan, and (iii) to conduct the winding up and dissolution of Venture Inc. under Sections 3-401 through 3-419, as applicable, of the MGCL.  Without limiting the generality of the foregoing, promptly after the Distribution Date, Venture Inc. shall withdraw its election to be treated as a business development company under the 1940 Act, de-register as an Exchange Act reporting company pursuant to Section 12(g)(4) of the Exchange Act, and withdraw its license as a finance lender under the Lenders Law.

2.

The distribution of assets to the Stockholder of Venture Inc. pursuant to Section 3 hereof shall be in complete redemption and cancellation of all outstanding shares of Common Stock of Venture Inc.  As a condition to the receipt of the Final Distribution to the Stockholder, the Board of Directors, in its absolute discretion, may require the Stockholder to (a) surrender its certificates, if any, evidencing the Common Stock to Venture Inc. for cancellation, or (b) furnish to Venture Inc. evidence satisfactory to the Board of Directors of the loss, theft, or destruction of its certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors.

3.

Venture Inc. hereby appoints Venture Lending & Leasing III, LLC, a Delaware limited liability company (“Venture LLC”), as its disbursement agent to pay, from the cash distributed by Venture Inc. to Venture LLC pursuant to the provisions of Section 3 hereof, the expenses of Venture Inc. not paid by Venture Inc. as of the Distribution Date.  Venture LLC shall have no responsibility, as disbursement agent hereunder, or otherwise, to pay any expenses or liabilities of Venture Inc., whether known or unknown, fixed or contingent, to the extent that such expenses or liabilities exceed the amount of the cash distributed by Venture Inc. to Venture LLC pursuant to the provisions of Section 3 hereof.

4.

Notwithstanding the approval of this Plan and the transactions contemplated hereby by the Stockholder, the Board of Directors may modify or amend this Plan without further action by the Stockholder to the extent permitted by the MGCL.

5.

The Board of Directors is hereby authorized, without further action by the Stockholder, to do and perform any and all acts, and to make, execute, deliver, and adopt any and all agreements, resolutions, conveyances, certificates, and other documents of every kind which are deemed necessary, appropriate, or desirable, in the good faith discretion of the Board of Directors, to implement this Plan and the transactions contemplated thereby, including, without limitation, all filings or acts required by any law or regulation to wind up Venture Inc.’s business under the MGCL or other applicable law.  Venture Inc., effective the date it files its Articles of Dissolution with the Department pursuant to the provisions of Section 3-407 of the MGCL, hereby irrevocably constitutes and appoints Venture LLC its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead, to execute, acknowledge, deliver, swear to, file, and record such documents or instruments as may be necessary or appropriate to carry out the provisions of this Plan and the liquidation and dissolution of Venture Inc., including, without limitation, all documents required to be filed by Venture Inc. pursuant to the provisions of the MGCL, and all final tax returns and returns of income required to be filed by Venture Inc. under the Internal Revenue Code or any applicable state or foreign income tax law.  Any person dealing with Venture Inc. may conclusively presume and rely upon the fact that any instrument referred to herein, executed by Venture LLC as attorney-in-fact, is authorized, regular, and binding, without further inquiry.

________________________

This Plan of Liquidation was adopted by the Board of Directors of Venture Inc. via unanimous written consent as of November 29, 2005.

VENTURE LENDING & LEASING III, INC. By: /S/ Martin D. Eng Martin D. Eng Secretary Dated: November 29, 2005

[Continued on next page.]

VENTURE LENDING & LEASING III, LLC hereby agrees to perform all provisions of this Plan of Liquidation (“Plan”) applicable to it, and agrees to execute and deliver all such further documents and instruments and to take such further action as may be necessary or desirable to carry out the intent and purposes of the Plan.

VENTURE LENDING & LEASING III, LLC

By:

VLLI Capital, LLC

Its Managing Member

By:

Westech Investment Advisors, Inc.

Its Managing Member

By:       /S/ Ronald W. Swenson

Ronald W. Swenson

Chief Executive Officer

Dated:  November 29, 2005

Annex A

FORM OF ARTICLES OF DISSOLUTION

VENTURE LENDING & LEASING III, INC.

ARTICLES OF DISSOLUTION

VENTURE LENDING & LEASING III, INC., a Maryland corporation (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The name of the Corporation is as set forth above, and the address of the principal office of the Corporation is 2010 North First Street, Suite 310, San Jose, California 95131.

SECOND:  The name and address of the resident agent of the Corporation in the State of Maryland, which shall serve for one year after dissolution and thereafter until the affairs of the Corporation are wound up, are:

The Corporation Trust, Incorporated

300 East Lombard Street

Baltimore, Maryland 21202

THIRD:  The name and address of each director of the Corporation are as follows:

Name	Address
Salvador O. Gutierrez	2010 North First Street, Suite 310 San Jose, California 95131
Scott C. Malpass	2010 North First Street, Suite 310 San Jose, California 95131
Louis W. Moelchert, Jr.	2010 North First Street, Suite 310 San Jose, California 95131
Roger V. Smith	2010 North First Street, Suite 310 San Jose, California 95131
Arthur Spinner	2010 North First Street, Suite 310 San Jose, California 95131
Ronald W. Swenson	2010 North First Street, Suite 310 San Jose, California 95131

FOURTH:  The name, title and address of each officer of the Corporation are as follows:

Name	Title	Address
Ronald W. Swenson	Chairman of the Board; Chief Executive Officer	2010 North First Street Suite 310 San Jose, California 95131
Salvador O. Gutierrez	President	2010 North First Street, Suite 310 San Jose, California 95131
Martin D. Eng	Chief Financial Officer; Treasurer; Secretary; Chief Compliance Officer	C/O Westech Investment Advisors 2010 North First Street Suite 310 San Jose, California 95131
Brian R. Best	Vice President	C/O Westech Investment Advisors 2010 North First Street Suite 310 San Jose, California 95131
Maurice C. Werdegar	Vice President	C/O Westech Investment Advisors 2010 North First Street Suite 310 San Jose, California 95131
Jay L. Cohan	Vice President	C/O Westech Investment Advisors 2010 North First Street Suite 310 San Jose, California 95131

FIFTH:  The dissolution of the Corporation has been approved in the manner and by the vote required by law and by the charter of the Corporation, as follows:

(a)

By resolutions adopted by the Board of Directors of the Corporation, declaring that the dissolution of the Corporation is advisable and directing that the proposed dissolution be submitted for consideration at a special meeting of the stockholders of the Corporation for action thereon.

(b)

At a special meeting of stockholders held on December 20, 2005, the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation approved the dissolution of the Corporation as so proposed pursuant to the terms of a plan of liquidation.

SIXTH:  Notice of the approved dissolution of the Corporation was mailed on ________, 2005 to all known creditors of the Corporation.

SEVENTH:  The Corporation is hereby dissolved.

EIGHTH:  The undersigned Chairman of the Board of Directors of the Corporation acknowledges these Articles of Dissolution to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board of Directors acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

____________________________

IN WITNESS WHEREOF, the Corporation has caused these Articles of Dissolution to be signed in its name and on its behalf by its Chairman of the Board of Directors and attested by its Secretary on this ___ day of _____________, 2005.

VENTURE LENDING & LEASING III, INC. By: Ronald W. Swenson Chairman, Board of Directors
(SEAL)	ATTEST: Martin D. Eng, Secretary

CONSENT OF RESIDENT AGENT

The undersigned, the Maryland resident agent of Venture Lending and Leasing III, Inc., a Maryland corporation (the “Corporation”), hereby consents to serve as the resident agent of the Corporation pursuant to the General Corporation Law of Maryland.

The Corporation Trust, Incorporated

By: _________________________

Its:  _________________________

Date:  _______________________